Contacts:
Ken Engberg
Dealertrack Technologies, Inc.
(516) 734-3692
kenneth.engberg@dealertrack.com

Michael DeMeo
Dealertrack Technologies, Inc.
(516) 734-3691
 michael.demeo@dealertrack.com

Dealertrack Announces Agreement to Acquire VINtek

Acquisition of ELT and Collateral Management Services Provider

Expands Dealertrack’s Lender Services Platform

LAKE SUCCESS, N.Y., September 23, 2013 - - Dealertrack (Nasdaq: TRAK) today announced an agreement to acquire VINtek, a provider of automotive collateral management, electronic lien and title (ELT) and consumer automotive finance processing services.

Established in 1990, Philadelphia-based VINtek is a leader in delivering comprehensive ELT and collateral management services to more than 3,000 banks, automotive finance companies and credit unions in the United States. The company offers a number of industry-leading services and solutions, including electronic vehicle title, tag and tax processing services, and eSignature/ eContracting solutions supporting the on-line closing of automotive loans.

“VINtek has been an innovator and strong supporter in the ELT marketplace for years, and is well-respected by state governments, including their departments of motor vehicles,” said Mark Furcolo, executive vice president and group president, Lender Solutions, Dealertrack. “We believe that the combination of VINtek and Dealertrack will give us a powerful platform to better address the ELT and collateral management needs of states and automotive finance lenders in the future, as well as create innovative new product opportunities, which improve efficiencies for automotive dealers to sell and finance vehicles.”

“Our collective base of more than 6,300 automotive finance lenders using ELT and collateral management services will also provide the organization with additional opportunities to demonstrate and cross-sell our entire portfolio of solutions,” added Furcolo.

According to Larry Highbloom, president, VINtek, “The uniting of our organizations will allow us to deliver operational and service synergies that will benefit all of our customers, as well as the technologies and services that will help them grow their automotive loan volumes. We look forward to working with our existing customers, and Dealertrack’s customers, to deliver ELT and collateral management solutions that will set the standard for others to follow.”

Total consideration for the transaction is expected to be approximately $53.4 million in cash, subject to standard purchase price adjustments.

This transaction is expected to close in the fourth quarter of this year, subject to customary closing conditions. Details of the financial impact of the transaction are expected to be discussed as part of the Dealertrack’s third-quarter earnings conference call in early November.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies’ intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents and aftermarket providers. In addition to the industry’s largest online credit application network, connecting more than 20,000 dealers with more than 1,300 lenders, Dealertrack Technologies delivers the industry’s most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Interactive and Registration and Titling solutions.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding the benefits to Dealertrack, its customers of the pending acquisition of VINtek, as well as all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack Technologies to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include the performance and acceptance of Dealertrack, VINtek and its solutions, and other risks listed in our reports filed with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ending December 31, 2012. These filings can be found on Dealertrack Technologies’ website at www.dealertrack.com and the SEC's website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack Technologies disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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